UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2012

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Professional Circle Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)

The 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of Employers Holdings, Inc. (the “Company”) was held on May 24, 2012. The matters that were voted upon at the 2012 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

(b)

At the 2012 Annual Meeting, the Company’s stockholders (i) elected all of the Company’s nominees for director; (ii) approved, on an advisory (non-binding) basis, the Company’s executive compensation; and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2012.

1.	Election of three directors to serve until the 2015 Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Valerie R. Glenn	20,381,014	635,126	1,433,711
Ronald F. Mosher	20,893,625	122,515	1,433,711
Katherine W. Ong	20,905,285	110,855	1,433,711

2.	Advisory (non-binding) vote approving the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,613,967	346,170	56,003	1,433,711

3.	Ratification of the appointment of Ernst &Young LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,336,518	89,838	23,495	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief
Legal Officer and General Counsel

Dated: May 25, 2012